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                     COMMON SECURITIES GUARANTEE AGREEMENT


         This GUARANTEE AGREEMENT dated as of September 21, 2000 is executed and delivered by Mutual Group Ltd., a Delaware corporation (the "Guar antor") and Mutual Risk Management Ltd., a Bermuda corporation ("MRM"), for the benefit of the holders from time to time of the Common Securities (as defined herein) of MRM Capital Trust I, a statutory business trust organized under the laws of the State of Delaware (the "Issuer").

         WHEREAS, pursuant to the Amended and Restated Trust Agreement (the "Trust Agreement") dated as of September 21, 2000 among the Trustees of the Issuer named therein, the Guarantor, as Sponsor (the "Sponsor"), and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof 1,240 Auction Rate Reset Common Securities (liquidation amount $1,000 per common security) (the "Common Securities") representing common undivided beneficial interests in the assets of the Issuer which, under certain circumstances, are subordinated to the Preferred Securities, and having the terms set forth in the Trust Agreement.

         WHEREAS, the Common Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the issuance by the Issuer of the Preferred Securities (as defined herein), will be used to purchase the Senior Notes (as defined in the Trust Agreement) of the Sponsor, which will be deposited with The Chase Manhattan Bank, a New York banking corporation, as Property Trustee under the Trust Agreement, as trust assets;

         WHEREAS, as incentive for the Holders (as defined herein) to purchase the Common Securities, the Guarantor desires to irrevocably and unconditionally to agree, to the extent set forth in this Guarantee Agreement, to pay the Guarantee Payments (as defined herein) to the Holders and to make certain other payments on the terms and conditions set forth herein;

         WHEREAS, as incentive for the Holders to purchase the Common Securities, MRM desires to irrevocably and unconditionally to guarantee, to the extent set forth in this Guarantee Agreement, the due and punctual payment of the Guarantee Payments on the terms and conditions set forth herein; and

         WHEREAS, the Guarantor and MRM are executing and delivering for the benefit of the holders of the Preferred Securities (as defined herein) a guarantee agreement (the "Preferred Securities Guarantee Agreement") with terms
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substantially identical to those of this Guarantee Agreement, except that if an
Event of Default (as defined in the Indenture (as defined in the Trust Agreement)) has occurred and is continuing, the rights of the Holders to receive Guarantee Payments under this Guarantee Agreement shall be subordinated to the rights of the holders of Preferred Securities to receive payments under the Preferred Securities Guarantee Agreement.

         NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Guarantor hereby agrees shall benefit the Guarantor and which purchase MRM hereby agrees shall benefit MRM, the Guarantor and MRM execute and deliver this Guarantee Agreement for the benefit of the Holders.

                                   ARTICLE 1
                                  Definitions

         Section 1.01. Definitions. In this Guarantee Agreement, unless the context otherwise requires, the terms set forth below shall have the following meanings. Terms defined in the Trust Agreement as at the date of execution of this Guarantee Agreement have the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement. The singular includes the plural and vice versa.

         "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accrued and unpaid Distributions which are required to be paid on such Common Securities to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer shall have funds available therefor, with respect to any Com mon Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer (other than in connection with the distribution of Senior Notes to the Holders in exchange for Common Securities as provided in the Trust Agreement), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Common Securities to the date of payment, to the extent the Issuer shall have funds available therefor and (b) the amount of assets of the Issuer remaining avail able for distribution to the Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

         "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Common Securities.


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         "Preferred Securities" shall mean the Auction Rate Reset Preferred
Securities (liquidation amount $1,000 per preferred security) of the Issuer.


                                   ARTICLE 2
                          Mutual Group Ltd. Guarantee

         Section 2.01. Mutual Group Ltd. Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer) to the Holders, as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert, other than the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

         Section 2.02. Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         Section 2.03. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer;

         (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities (other than any extension of the maturity date of the Senior Notes permitted by the Indenture);

         (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy con-

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ferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

         (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

         (e)      any invalidity of, or defect or deficiency in the Common
Securities;

         (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

         (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 2.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

         Section 2.04. Right of Holders. The Guarantor expressly acknowledges that any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer or any other Person.

         Section 2.05. Guarantee of Payment. This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Senior Notes to the Holders as provided in the Trust Agreement.

         Section 2.06. Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Guarantee Agreement; provided that the Guarantor shall not (except to the extent required by applicable law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

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         Section 2.07. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Common Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 2.03.

         Section 2.08. Subordination. This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (a) subordinate and junior in right of payment to all other liabilities of the Guarantor and (b) pari passu with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor; provided that if an Event of Default (as defined in the Indenture) has occurred and is continuing, the rights of the Holders to receive Guarantee Payments shall be subordinated to the rights of the holders of the Preferred Securities to receive payments under the Preferred Securities Guarantee Agreement.

                                   ARTICLE 3
                     Mutual Risk Management Ltd. Guarantee

         Section 3.01. Mutual Risk Management Ltd. Guarantee. MRM irrevocably and unconditionally guarantees the due and punctual payment by the Guarantor of the Guarantee Payments to the Holders, as and when the same shall become due and payable in accordance with the terms of this Guarantee Agreement, regardless of any defense, right of set-off or counterclaim which the Guarantor may have or assert, other than the defense of payment. In case of the failure of the Guarantor punctually to make any such Guarantee Payments, MRM hereby agrees to cause any such payment to be made punctually as and when the same shall become due and payable and as if such payment were made by the Guarantor. MRM's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by MRM to the Holders or by causing the Issuer or the Guarantor to pay such amounts to the Holders. The Guarantee Trustee is entitled to enforce the guarantee by MRM on behalf of the Holders.

         Section 3.02. Waiver of Notice and Demand. MRM hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer, the Guarantor or any other Person before proceeding against MRM, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

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         Section 3.03. Obligations Not Affected. The obligations, covenants, agreements and duties of MRM under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer or the Guarantor of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer or the Guarantor;

         (b) the extension of time for the payment by the Issuer or the Guarantor of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities (other than any extension of the maturity date of the Senior Notes permitted by the Indenture);

         (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer or the Guarantor granting indulgence or extension of any kind;

         (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or the Guarantor or any of the assets of the Issuer or the Guarantor;

         (e) any invalidity of, or defect or deficiency in the Common Securities or the Guarantor's obligations under this Guarantee Agreement;

         (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

         (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 3.03 that the obligations of MRM hereunder shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders to give notice to, or obtain consent of, MRM with respect to the happening of any of the foregoing.

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         Section 3.04. Right of Holders. MRM expressly acknowledges that any
Holder may institute a legal proceeding directly against MRM to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer, the Guarantor or any other Person.

         Section 3.05. Guarantee of Payment. This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer or the Guarantor) or upon distribution of Senior Notes to the Holders as provided in the Trust Agreement.

         Section 3.06. Subrogation. MRM shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to such Holders by MRM under this Guarantee Agreement; provided that MRM shall not (except to the extent required by applicable law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to MRM in violation of the preceding sentence, MRM agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         Section 3.07. Independent Obligations. MRM acknowledges that its obligations hereunder are independent of the obligations of the Issuer and the Guarantor with respect to the Common Securities and that MRM shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 3.03.

         Section 3.08. Subordination. This Guarantee Agreement will constitute an unsecured obligation of MRM and will rank (a) subordinate and junior in right of payment to all other liabilities of MRM and (b) pari passu with any guarantee now or hereafter entered into by MRM in respect of any preferred or preference stock of any Affiliate of MRM; provided that if an Event of Default (as defined in the Indenture) has occurred and is continuing, the rights of the Holders to receive Guarantee Payments shall be subordinated to the rights of the holders of the Preferred Securities to receive payments under the Preferred Securities Guarantee Agreement.

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                                   ARTICLE 4
                                  Termination

         Section 4.01. Termination. This Guarantee Agreement shall terminate upon the first to occur of (a) full payment of the Redemption Price of all Common Securities, (b) upon the distribution of Senior Notes in exchange for all outstanding Preferred Securities and Common Securities and (c) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Common Securities or under this Guarantee Agreement.


                                   ARTICLE 5
                                 Miscellaneous

         Section 5.01. Successors and Assigns. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and of MRM and shall inure to the benefit of the Holders of the Common Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor or MRM that is permitted under the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's or MRM's obligations hereunder, neither the Guarantor nor MRM shall assign its obligations hereunder.

         Section 5.02. Amendments. Except with respect to any changes which do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of all outstanding Common Securities. The provisions of Section 12.02 of the Trust Agreement with respect to meetings of the Holders shall apply to the giving of such approval.

         Section 5.03. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

         (a) if given to the Issuer, in care of the Administrative Trustees at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Holders):

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                           MRM Capital Trust I
                           c/o Mutual Group Ltd.
                           One Logan Square, Suite 1500
                           Philadelphia, Pennsylvania 19103
                           Attention:  Richard O'Brien
                           Telephone:  215-963-1600
                           Telecopier: 215-963-1610

         (b) if given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Common Securities):

                           Mutual Group Ltd.
                           One Logan Square, Suite 1500
                           Philadelphia, Pennsylvania 19103
                           Attention:  Richard O'Brien
                           Telephone:  215-963-1600
                           Telecopier: 215-963-1610

         (c) if given to MRM, at MRM's mailing address set forth below (or such other address as MRM may give notice of to the Holders of the Common Securities):

                           Mutual Risk Management Ltd.
                           44 Church Street
                           Hamilton, HM 12 Bermuda
                           Attention:  James C. Kelly
                           Telephone:  411-295-5688
                           Telecopier: 411-292-1867

         (d) if given to any Holder, at the address set forth on the books and records of the Issuer.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         Section 5.04. Benefit. This Guarantee Agreement is solely for the benefit of Holders and is not separately transferable from the Common Securities.

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         Section 5.05.  Interpretation.  In this Guarantee Agreement, unless the context otherwise requires:

         (a) capitalized terms used in this Guarantee Agreement but not defined in the preambles hereto have the respective meanings assigned to them in Section 1.01;

         (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

         (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

         (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

         (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires.

         (f) a reference to the singular includes the plural and vice versa; and

         (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

         Section 5.06. Governing Law. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         Section 5.07. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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         THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                                 MUTUAL GROUP LTD.



                                                 By: /s/ Richard O'Brien
                                                     ---------------------------
                                                     Title: Vice President



                                                 MUTUAL RISK MANAGEMENT
                                                 LTD.



                                                 By: /s/ Elizabeth Price
                                                     ---------------------------
                                                     Title: Secretary

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